UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2017

SharpSpring, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 SW 2nd Avenue, Gainesville, FL	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2017 the board of directors (“Board”) of SharpSpring, Inc. (the “Company”) elected Marietta Davis and Roy W. Olivier to the Board to fill the (2) vacant directorship positions on the Board until the next annual meeting of the stockholders or until their earlier resignation or removal.

Marietta Davis

Marietta Davis, age 57, is currently an Advisory Board Member at DataOceans, LLC, a customer communications management solutions and services company, where she has served since April 2016. She is also currently a National Board Member of Youth Villages, a nationally-recognized nonprofit organization that helps children, young people and families, where she has served since January 2010. Davis also served as Vice President – US Dynamic Sales at Microsoft, from 2013 to 2016, where she helped define marketing strategies for SMB, mid-tier and enterprise customers for Dynamics CRM Cloud and ERP products and services. Prior to that time, from 2009 to 2013, Davis served as General Manager – Enterprise Accounts, Greater Southeast District at Microsoft, where she led the sales organization and managed strategic community engagement in the areas of economic development and innovation for that district. Davis holds a B.S. in communications from Bradley University.

There are no arrangements or understandings between Davis and any other persons pursuant to which she was appointed as a member of the Board. Davis has not been, and is not expected to be named to any committee of the Board at this time. Davis will participate in the Company’s unwritten independent director compensation plan, which currently provides for a one-time stock option grant of 16,000 stock options upon becoming a director plus ongoing fees in the amount of $20,000 per year, paid quarterly in the form of Company common stock to all independent directors.

Roy W. Olivier

Roy W. Olivier, age 58, currently serves as the President, Chief Executive Officer and Director of ARI Network Services, Inc. (NASDAQ: ARIS), which provides website, software, and data solutions to help dealers, distributors, and OEMs increase their sales online and in-store. Mr. Olivier has served in this position since 2008.

There are no arrangements or understandings between Mr. Olivier and any other persons pursuant to which he was appointed as a member of the Board. Mr. Olivier has not been, and is not expected to be named to any committee of the Board at this time. Mr. Olivier will participate in the Company’s unwritten independent director compensation plan, which currently provides for a one-time stock option grant of 16,000 stock options upon becoming a director plus fees in the amount of $20,000 per year, paid quarterly in the form of Company common stock to all independent directors.

Item 8.01 Other Events.

Press Release

On July 3, 2017 the Company issued a press release announcing the election of Marietta Davis and Roy W. Olivier as directors of the Company. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December July 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: July 3, 2017